Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Central Valley Community Bancorp of our report dated March 9, 2023 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Central Valley Community Bancorp for the year ended December 31, 2022, and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus.

/s/ Crowe LLP

Sacramento, California

December 8, 2023